Exhibit 99.1

NEWS RELEASE

INVUITY NAMES GREG LUCIER CHAIRMAN

SAN FRANCISCO, November 30, 2015 - Invuity, Inc. (NASDAQ:IVTY), an advanced medical technology company, announced today that life sciences industry luminary Gregory T. Lucier has been appointed to the role of Chairman of its Board of Directors, effective December 31, 2015. Lucier, who is the chief executive officer of Nuvasive, Inc. (Nasdaq: NUVA), has served on the Invuity board since October 2014. He will take the place of Gregory B. Brown, M.D., who will resign from the Board effective December 31, 2015. Brown has served as a member of the board of directors since February 2014 and as Chairman since March 2015.

“Invuity is expanding its operations and commercial footprint at a fast pace across multiple surgical specialties, and this is an optimal time for Greg Lucier, a proven industry veteran, to transition to a new role on the Board,” said Invuity Chief Executive Officer Philip Sawyer. “Greg has already proven to be a valuable resource, and his understanding of how truly unique, high-growth organizations are built is a tremendous asset.”

Lucier was named chief executive officer at Nuvasive in May 2015. Prior to Nuvasive, Lucier was the chairman and chief executive officer of Life Technologies Corporation, a global life sciences company that was acquired by Thermo Fisher Scientific in 2013. At Life Technologies, Lucier led the transformation of the company from a biotechnology tools company with sales of $600 million into one of the largest life sciences companies in the world with sales of close to $4 billion, ultimately being sold to Thermo Fisher for more than $16 billion. Lucier led Life Technologies’ expansion into broad new categories as well as its growth into a leading global entity.

“Invuity is an innovative and rapidly expanding enterprise that has the potential to truly transform surgery,” said Lucier. “On behalf of the board and the entire company, I would like to thank Greg Brown for his service and leadership to Invuity. I am very much looking forward to supporting and advising the team and continuing the track record of superior governance as Invuity continues to build a world-class organization.”

Prior to Life Technologies, Lucier held several senior management positions with General Electric Company (GE) from 1995 to 2003, and was most recently chief executive officer and president of Medical Systems Information Technologies for GE Healthcare.

Lucier received a Bachelor of Science degree with high distinction in Industrial Engineering from Pennsylvania State University and a Master of Business Administration degree from The Harvard Business School.

About Invuity®

Invuity, Inc. is a medical technology company focused on developing and marketing advanced photonics devices to improve the ability of surgeons to illuminate and visualize the surgical cavity during open minimally invasive and minimal access surgery. The company’s patented Intelligent Photonics™ technology enables enhanced surgical precision, efficiency and safety by providing superior visualization. Clinical applications include breast and thyroid oncology, plastic reconstructive, spine, orthopedic, cardiothoracic and general surgery among others. Invuity is headquartered in San Francisco, CA. For more information, visit www.invuity.com.

Forward-Looking Statements

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding market opportunities and potential results from future new initiatives. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand or failure to gain market acceptance for the Company’s devices; the Company’s ability to demonstrate to and gain approval from hospitals to use the Company’s devices; the highly competitive business environment for surgical medical devices; the Company’s ability to sell its devices at prices that support its current business strategies; difficulty forecasting future financial performance; protection of the Company’s intellectual property; and compliance with necessary regulatory clearances or approvals. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.

CONTACTS:

Media:

Miranda Duncan

Waggener Edstrom

415-342-9430

media@invuity.com

Investors:

Matt Clawson

Pure Communications

949-370-8500

irdept@invuity.com